STRUCTURED ASSET SECURITIES CORPORATION

[Mortgage Backed Notes]

[Mortgage Pass-Through Certificates]

[        ] [  ], 2005

UNDERWRITING AGREEMENT

(Standard Terms)

LEHMAN BROTHERS INC.

745 7th Avenue, 7th Floor

New York, New York  10019

Acting on behalf of itself and, if applicable, as the Representative of the several Underwriters named in Schedule 1 to the applicable Terms Agreement (as defined below) (in either such capacity sometimes herein the “Representative”)

Ladies and Gentlemen:

1.

Introductory.  Structured Asset Securities Corporation, a Delaware corporation (the “Depositor”), proposes to form one or more trusts (the “Trusts”), which will issue, from time to time, securities entitled [Mortgage Backed Notes (the “Notes”)] [Mortgage Pass-Through Certificates (the “Certificates”)] in one or more series (each a “Series”).  Each [Note] [Certificate] will evidence an undivided or percentage interest in a Trust.  The Trusts will issue [Notes] [Certificates] on terms specified in the applicable Prospectus (as hereinafter defined).  The Primary Assets (the “Primary Assets”) of each Trust will consist of (a) fixed or adjustable rate, fully amortizing or balloon, conventional, first or second lien residential mortgage loans (the “Mortgage Loans”), (b) manufactured housing conditional sales contracts and installment loan agreements with respect to manufactured homes (the “Manufactured Home Loans”) secured by new or used manufactured homes, (c) Private Mortgage Backed Securities which may consist of mortgage pass-through or participation certificates, evidencing an undivided interest in a pool of mortgage loans, or collateralized mortgage obligations secured by mortgage loans, (d) mortgage loans (the “FHA Loans”) insured by the Federal Housing Administration (the “FHA”), mortgage loans (“VA Loans”) partially guaranteed by the Veterans Administration (the “VA”) (collectively, the “FHA/VA Mortgage Loans”) and certain related property to be conveyed to the Trust by the Depositor or (e) pass-through certificates guaranteed by the Government National Mortgage Association, the Federal Home Loan Mortgage Corporation or the Federal National Mortgage Association.

The [Notes] [Certificates] to which this underwriting agreement (this “Agreement”) applies will be issued pursuant to [an Indenture and a Transfer and Servicing Agreement][a Trust Agreement or Pooling and Servicing Agreement, as applicable] (the related “Operative Agreement”), with respect to each Series among the Depositor and a trustee to be identified in the Prospectus Supplement (as hereinafter defined) for each such Series (the “[Indenture] Trustee”), and, if applicable, one or more servicers and/or a master servicer (the “Master Servicer”) to be identified in the Prospectus Supplement for each such Series.

The [Notes] [Certificates] are more fully described in the Registration Statement (as defined herein), which the Depositor has furnished to you.  Each Series of [Notes] [Certificates] and any classes of [Notes] [Certificates] (each a “Class”) within such Series may vary as to, among other things, number and types of Classes, principal or notional amount, interest rate, the percentage interest, if any, evidenced by each Class in the payments of principal of and interest on, or with respect to, the Primary Assets included in the related Trust [Fund], priority of payment among Classes, credit enhancement with respect to the Primary Assets in the related Trust [Fund], [whether the Depositor will elect to treat the related Trust Fund as a “real estate mortgage investment conduit” (a “REMIC”) under the Internal Revenue Code of 1986, as amended (the “Code”),] the Classes of such Series subject to this Agreement, and any other terms contemplated by the related Operative Agreement with respect to the [Notes] [Certificates] of such Series.

Each offering of the [Notes] [Certificates] to which this Agreement applies will be made pursuant to the Registration Statement through you or through an underwriting syndicate managed by you.  Whenever the Depositor determines to form a Trust and to make such an offering of [Notes] [Certificates], it will enter into an appropriate agreement (each, a “Terms Agreement”), a form of which is attached hereto as Exhibit A, providing for the sale of certain classes of such [Notes] [Certificates] to, and the purchase and offering thereof by, you and such other Underwriters, if any, selected by you as have authorized you to enter into such Terms Agreement on their behalf (the “Underwriters,” which term shall  include you, whether acting alone in the sale of such [Notes] [Certificates], or as a member of an underwriting  syndicate).  Such Terms Agreement shall specify the undivided interest, principal or notional amount of each Class of the [Notes] [Certificates] to be issued, the Classes of [Notes] [Certificates] subject to this Agreement, the price at which such Classes of [Notes] [Certificates] are to be purchased by the Underwriters from the Depositor and the initial public offering price or the method by which the price at which such [Notes] [Certificates] are to be sold will be determined.

Each such offering of the [Notes] [Certificates] will be governed by this Agreement, as supplemented by the applicable Terms Agreement, and this Agreement and such Terms Agreement shall inure to the benefit of and be binding upon each Underwriter participating in the offering of such [Notes] [Certificates].  Capitalized terms not otherwise defined herein are defined in the related Operative Agreement.

2.

Representations and Warranties of the Depositor.  The Depositor represents and warrants to you as of the date hereof and to the Underwriters named in the applicable Terms Agreement as of the date of such Terms Agreement, as follows:

(a)

A Registration Statement on Form S-3, including a prospectus and such amendments thereto as may have been required to the date hereof, relating to asset-backed securities (including the [Notes] [Certificates]) and the offering thereof from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended (the “Act”), has (i) been filed with the Securities and Exchange Commission (the “Commission”) and (ii) such Registration Statement, as amended, has become effective.  Such registration statement, as of its effective date, and each amendment thereto relating to the sale of the [Notes][Certificates] offered thereby, as of its effective date, including all exhibits thereto, is hereinafter called the “Registration Statement.”  The Depositor proposes to prepare and file with the Commission pursuant to Rule 424 of the rules and regulations of the Commission (the “Regulations”) under the Securities Act a final prospectus relating to the [Notes][Certificates] in the form to be filed with the Commission pursuant to Rule 424 (the “Base Prospectus”), any preliminary prospectus supplement relating to the [Notes][Certificates] in the form to be filed with the Commission pursuant to Rule 424 (the “Preliminary Prospectus Supplement”) and a final prospectus supplement relating to the [Notes][Certificates] in the form to be filed with the Commission pursuant to Rule 424 (the “Prospectus Supplement”).  The Base Prospectus and any Preliminary Prospectus Supplement relating to the [Notes][Certificates] in the form to be filed with the Commission pursuant to Rule 424 are hereinafter together called the “Preliminary Prospectus,” and the Base Prospectus and the Prospectus Supplement relating to the [Notes][Certificates] in the form to be filed with the Commission pursuant to Rule 424 are hereinafter together called the “Final Prospectus.”  Each of any Preliminary Prospectus and the Final Prospectus is referred to herein as a “Prospectus.”  Reference made herein to a Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act as of the date of such Prospectus and any reference to any amendment or supplement to the Final Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) after the date of the Final Prospectus and incorporated by reference in the Final Prospectus and any reference to any amendment to the Registration Statement shall be deemed to include any report of the Depositor filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date that is incorporated by reference in the Registration Statement.  The conditions to the use of a registration statement on Form S-3 under the Securities Act, as set forth in the General Instructions to Form S-3, and the conditions of Rule 415 under the Securities Act have been satisfied with respect to the Registration Statement.

(b)

The Registration Statement conforms, and any Preliminary Prospectus and the Final Prospectus will conform, as to form in all respects to the requirements of the Securities Act and the Regulations thereunder.  The Registration Statement, as of the applicable effective date as to each part of the Registration Statement, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  Any Preliminary Prospectus, as of its date, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to (i) information omitted from such Preliminary Prospectus but included in the Final Prospectus or (ii) information contained in or omitted from the Registration Statement or the Final Prospectus in reliance upon and in conformity with written information furnished to the Depositor by or on behalf of the Underwriters specifically for use in the preparation thereof (“Underwriters’ Information”).  The Final Prospectus, as of its date, and as amended or supplemented as of the related Closing Date, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Final Prospectus in reliance upon and in conformity with the Underwriters’ Information.

(c)

The Depositor has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own its assets and conduct its business as described in the Base Prospectus, is duly qualified as a foreign corporation in good standing in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Depositor, and the Depositor is conducting its business so as to comply in all material respects with the applicable statutes, ordinances, rules and regulations of each jurisdiction in which it is conducting business.

(d)

The [Notes][Certificates] of the Series to which this Agreement relates conform or will conform, as of the Closing Date specified in the related related Operative Agreement, to the description thereof contained in the Registration Statement and the Prospectus; and the [Notes][Certificates] of such Series, on the Closing Date, will have been duly and validly authorized and, when such [Notes][Certificates] are duly and validly executed by the [Indenture] Trustee and delivered in accordance with such related Operative Agreement and delivered and paid for as provided herein, will be validly issued and outstanding and entitled to the benefits and security afforded by such related Operative Agreement.

(e)

The execution and delivery by the Depositor of this Agreement, each applicable Terms Agreement, each applicable related Operative Agreement and the [Notes][Certificates] of a Series, are within the corporate power of the Depositor and have been, or will have been duly authorized, by all necessary corporate action on the part of the Depositor; and neither the execution and delivery by the Depositor of such instruments; nor the consummation by the Depositor of the transactions herein or therein contemplated, nor the compliance by the Depositor with the provisions hereof or thereof, will (A) conflict with or result in a breach of, or constitute a default under, any of the provisions of the certificate of incorporation or by-laws of the Depositor or any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Depositor or any of its properties, or any of the provisions of any Servicing Agreement or any indenture, mortgage, contract or other instrument to which the Depositor is a party or by which it is bound, or (B) result in the creation or imposition of any lien, charge or encumbrance upon any of the Depositor’s property pursuant to the terms of any such indenture, mortgage, contract or other instrument.

(f)

This Agreement has been and, at the Closing Date, each applicable Terms Agreement will have been duly authorized, executed and delivered by the Depositor.

(g)

At the date thereof, each applicable Operative Agreement will constitute a valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting creditor’s rights generally as from time to time in effect, and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(h)

All approvals, authorizations, consents, orders or other actions of any person, corporation or other organization, or of any court, governmental agency or body or official (except with respect to the state securities or Blue Sky laws of various jurisdictions), required in connection with the valid authorization, issuance and sale of the [Notes][Certificates] of a Series pursuant to this Agreement, the applicable Terms Agreement, and the applicable Operative Agreement, has been or will be taken or obtained on or prior to the Closing Date specified in such Operative Agreement.

(i)

At the applicable Closing Date, any Primary Assets included in the related Trust [Fund] will meet the criteria for selection described in the Prospectus.

(j)

At the applicable Closing Date, any Mortgage Note and each mortgage included in the related Trust [Fund] will constitute a valid and binding instrument, enforceable in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency or other similar laws affecting creditors’ rights generally as from time to time in effect, and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(k)

To the extent specified in the Prospectus Supplement, the [Notes][Certificates] of such Series subject to this Agreement and offered by means of the Registration Statement will, when issued pursuant to the applicable Operative Agreement, be “mortgage-related securities,” as such term is defined in Section 3(a)(41) of the Exchange Act for so long as they are rated in one of the two highest rating categories of a nationally recognized statistical rating agency.

(l)

At the date of its execution and delivery, each Servicing Agreement, if any, constituted or will constitute a valid and binding agreement, and is or will be enforceable by the [Indenture] Trustee against the applicable Servicer in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency or other similar laws affecting creditors’ rights generally as from time to time in effect, and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(m)

At the applicable Closing Date, any FHA Loan included in the related Trust [Fund] will be insured by the FHA, such insurance to be evidenced in each case by a mortgage insurance certificate duly and validly issued by the Secretary of Housing and Urban Development, and each contract of mortgage insurance covering an FHA Loan will constitute a valid and binding obligation of the FHA; at the applicable Closing Date, any VA Loan included in the related Trust [Fund] will be partially guaranteed by the VA, such guaranty to be evidenced in each case by a certificate duly and validly issued by the VA, and each guaranty covering a VA Loan will constitute a valid and binding obligation of the VA.

(n)

The Trust is not an investment company subject to registration with respect to each Series under the Investment Company Act of 1940, as amended (the “Investment Company Act”) and is not under the control of an investment company.

(o)

At the applicable Closing Date, the representations and warranties made by the Depositor in the applicable Operative Agreement will be true and correct.

(p)

At the time of the execution and delivery of the applicable Operative Agreement, the Depositor will be the beneficial owner of the Primary Assets (other than any Retained Interest with respect to such Primary Assets) being transferred to the [Indenture] Trustee pursuant thereto, free and clear of any lien or other encumbrance, and will not have assigned to any person any of its right, title or interest in the Primary Assets or in such related Operative Agreement or the [Notes][Certificates] being issued pursuant thereto.

(q)

At the time of the execution and delivery of the applicable Operative Agreement, the Depositor will have the power and authority to transfer the Primary Assets to the [Indenture] Trustee and to transfer the [Notes][Certificates] to each of the Underwriters and, upon execution and delivery to the [Indenture] Trustee of the related Operative Agreement and delivery to each of the Underwriters of the [Notes][Certificates], the Primary Assets constituting a portion of the Trust [Fund] will have been duly and validly assigned to the [Indenture] Trustee in accordance with the terms of the related Operative Agreement.

(r)

At the applicable Closing Date with respect to any Series, any Private Mortgage-Backed Securities deposited into the related Trust [Fund] will be duly and validly assigned, delivered and pledged to the [Indenture] Trustee or its nominee and have been either (i) duly and validly registered in the name of the [Indenture] Trustee or its nominee; or (ii) delivered to the [Indenture] Trustee for registration in the name of the [Indenture] Trustee or its nominee and all other steps required, other than the registration of such Private Mortgage-Backed Securities in the name of the [Indenture] Trustee or its nominee, will have been taken in order to effect such registration; and, upon such registration, the [Indenture] Trustee will have acquired either the sole ownership interest, or a duly and validly perfected security interest, in all such Private Mortgage-Backed Securities, subject to no prior lien or other encumbrance.

(s)

Any taxes, fees and other governmental charges in connection with the execution, delivery and issuance of this Agreement, the applicable Operative Agreement and the [Notes][Certificates] have been or will be paid at or prior to the applicable Closing Date.

(t)

This Agreement does, and the applicable Operative Agreement, the applicable Terms Agreement and any applicable insurance policies or types of credit enhancement will, conform in all material respects to the descriptions thereof contained in the Prospectus.

(u)

At the date of the initial bona fide offer of the [Notes][Certificates], the Depositor was not an “ineligible issuer” as defined in Rule 405 under the Securities Act.

(v)

At the applicable Closing Date with respect to a Series, the [Notes][Certificates] shall have received the rating or ratings specified in the related Terms Agreement.

3.

Purchase, Sale and Delivery of [Notes][Certificates]. Subject to the execution of the Terms Agreement for a particular offering of [Notes][Certificates] and subject to the terms and conditions and in reliance upon the representations and warranties set forth in this Agreement and such Terms Agreement, the Depositor agrees to sell to each Underwriter, severally and not jointly, and each Underwriter agrees, severally and not jointly, to purchase from the Depositor, the respective original principal amounts of the related [Notes][Certificates] set forth in the related Terms Agreement opposite the name of such Underwriter, plus any additional original principal amount of [Notes][Certificates] which such Underwriter may be obligated to purchase pursuant to Section 10 hereof, at the purchase price therefor set forth in such Terms Agreement.

Delivery of and payment for the [Notes][Certificates] to which this Agreement applies will be made at the office of Lehman Brothers Inc., 745 Seventh Avenue, New York, New York 10019, at such time as shall be specified in the applicable Terms Agreement, or at such other place and time as you and the Depositor shall agree upon, each such time being herein referred to as a “Closing Date”.  Delivery of such [Notes][Certificates] shall be made by the Depositor to the Underwriters against payment of the purchase price specified in the applicable Terms Agreement in immediately available funds wired to such bank as may be designated by the Depositor, or paid by such other manner as may be agreed upon by the Depositor and the Representative.  The [Notes][Certificates] to be so delivered will be in definitive, fully registered form, or maintained through the facilities of The Depository Trust Company, as indicated in the applicable Prospectus Supplement, in such denominations and registered in such names and at such locations as you request in writing at least 3 business days prior to the Closing Date, and will be made available for checking and packaging at least 24 hours prior to the applicable Closing Date.

The parties hereto agree that settlement for all securities sold pursuant to this Agreement shall take place on the terms set forth herein as permitted under Rule 15c6-1(d) under the Exchange Act.

4.

Offering by Underwriters.  It is understood that the several Underwriters propose to offer the [Notes][Certificates] subject to this Agreement for sale to the public as set forth in the Prospectus.

5.

Covenants of the Depositor.  The Depositor covenants and agrees with you and the several Underwriters participating in the applicable offering of the [Notes][Certificates] that:

(a)

immediately following the execution of each Terms Agreement, (1) the Depositor will prepare, if required, a Preliminary Prospectus Supplement setting forth the amount of [Notes][Certificates] covered thereby and the terms thereof not otherwise specified in the Prospectus, and such other information as you and the Depositor deem appropriate in connection with the offering of such [Notes][Certificates] and (2) the Depositor will prepare a Prospectus Supplement setting forth the amount of [Notes][Certificates] covered thereby and the terms thereof not otherwise specified in the Base Prospectus, the price at which such [Notes][Certificates] are to be purchased by the Underwriters from the Depositor, either the initial public offering price or the method by which the price at which such [Notes][Certificates] are to be sold will be determined, the selling concessions and reallowances, if any, and such other information as you and the Depositor deem appropriate in connection with the offering of such [Notes][Certificates], but in each case the Depositor will not file any amendments to the Registration Statement as in effect with respect to the [Notes][Certificates], or any amendments or supplements to the Final Prospectus, unless it shall first have delivered copies of such amendments or supplements to the Representative and the Representative shall not have reasonably objected thereto promptly after receipt thereof; the Depositor will immediately advise you or your counsel (i) when notice is received from the Commission that any post-effective amendment to the Registration Statement has become or will become effective and (ii) of any order or communication suspending or preventing, or threatening to suspend or prevent, the offer and sale of the [Notes][Certificates] or of any proceedings or examinations that may lead to such an order or communication, whether by or of the Commission or any authority administering any state securities or Blue Sky law, as soon as the Depositor is advised thereof, and the Depositor will use its best efforts to prevent the issuance of any such order or communication and if such order is issued, the Depositor will obtain its lifting as soon as possible;

(b)

the Depositor will cause any Free Writing Prospectus (as defined herein) delivered to investors in accordance with Sections 6 and 7 as the Depositor is required under the Regulations to be filed with the Commission, and to do so within the applicable period of time prescribed by the Regulations;

(c)

if, at any time when a Final Prospectus relating to the [Notes][Certificates] is required to be delivered under the Securities Act, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Final Prospectus to comply with the Securities Act or the Regulations thereunder, the Depositor will promptly prepare and file with the Commission an amendment or supplement that will correct such statement or omission or an amendment that will effect such compliance;

(d)

the Depositor will cause the [Indenture] Trustee to furnish or make available, within a reasonable time after the end of each calendar year, to each holder of a certificate at any time during such year, such information as the Depositor deems necessary or desirable to assist Certificateholders in preparing their federal income tax returns;

(e)

the Depositor will furnish to you copies of the Registration Statement, any Preliminary Prospectus and the Final Prospectus, and all amendments and supplements to such documents relating to the [Notes][Certificates] in each case as soon as available and in such quantities as you reasonably request;

(f)

the Depositor will arrange for the qualification of the [Notes][Certificates] for sale and the determination of their eligibility for investment under the laws of such jurisdictions as you reasonably designate and will continue such qualifications in effect so long as required for the distribution; provided, however, that neither the Depositor nor the applicable Trust shall be required to do business in any jurisdiction where it is now not qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction in which it is now not subject to service of process;

(g)

the Depositor will cause the [Indenture] Trustee while the [Notes][Certificates] of a Series are outstanding to:

(h)

furnish to you, and upon your request to each of the other Underwriters, within 90 days after the close of each fiscal year, appropriate annual financial statements of the related Trust, in such form as to disclose its financial condition at the end of and the results of its operations for, such fiscal year;

(i)

furnish to you, and upon your request to each of the other Underwriters, as soon as available, copies of all reports filed with the Commission and copies of each notice published or mailed to holders of the [Notes][Certificates] pursuant to the related Operative Agreement; and

(j)

furnish to you, and upon your request to each of the other Underwriters, such other information with respect to the related Trust or its financial condition or results of operations, as you may reasonably request, including but not limited to information necessary or appropriate to the maintenance of a secondary market in the [Notes][Certificates] of such Series;

(k)

the Depositor will pay all expenses incident to the performance of its obligations under this Agreement and the related Terms Agreement and will reimburse the Underwriters for any expenses (including fees and disbursements of their counsel) incurred by them in connection with qualification of the related Series of [Notes][Certificates] and determination of their eligibility for investment under the laws of such jurisdictions as you may reasonably designate and the printing of memoranda relating thereto, for any fees charged by any nationally recognized statistical rating organization for the rating of such [Notes][Certificates] and, to the extent previously agreed upon with you, for expenses incurred in distributing any related Preliminary Prospectus and the related Final Prospectus (including any amendments and supplements thereto) to the Underwriters; and

(l)

during the period when a Prospectus is required by law to be delivered in connection with the sale of a Series of [Notes][Certificates] pursuant to this Agreement, the Depositor will file, or cause the [Indenture] Trustee to file on behalf of the related Trust, on a timely and complete basis, all documents that are required to be filed by the related Trust with the Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

6.

Covenants of the Underwriters.  Each Underwriter covenants and agrees with the Depositor, as of the date of the related Terms Agreement and as of the Closing Date, that:

(a)

it has not provided and will not provide to any potential investor any information that would constitute “issuer information” within the meaning of Rule 433(h) under the Securities Act other than information contained in the Preliminary Term Sheet (as defined herein);

(b)

in disseminating information to prospective investors, it has complied and will continue to comply fully with the Regulations, including, but not limited to Rules 164 and 433 under the Securities Act and the requirements thereunder for filing and retention of free writing prospectuses;

(c)

it has not disseminated and will not disseminate any information relating to the [Notes] [Certificates] in reliance on Rule 167 or 426 under the Securities Act;

(d)

[it has not disseminated and will not disseminate any information relating to the [Notes] [Certificates] in a manner reasonably designed to lead to its broad unrestricted dissemination within the meaning of Rule 433(d) under the Securities Act;]

(e)

each Free Writing Prospectus disseminated by such Underwriter bore or will bear the applicable legends required under this Agreement, and no Free Writing Prospectus disseminated by such Underwriter bore or will bear any legend proscribed under this Agreement;

(f)

[prior to entering into any Contract of Sale, the Underwriter shall convey any Preliminary Prospectus (if prepared in connection with the related Series) to each prospective investor.  The Underwriter shall maintain sufficient records to document its conveyance of such Preliminary Prospectus to each potential investor prior to the formation of the related Contract of Sale and shall maintain such records as required by the Regulations;]

(g)

in relation to each member state of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each Underwriter represents and agrees that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), they have not made and will not make an offer of [Notes] [Certificates] to the public in that Relevant Member State prior to the publication of a prospectus in relation to the [Notes] [Certificates] which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of [Notes] [Certificates] to the public in that Relevant Member State at any time:

(i)

to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(ii)

to any legal entity which has two or more of (x) an average of at least 250 employees during the last financial year; (y) a total balance sheet of more than €43,000,000 and (z) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(iii)

in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this Section, the expression an “offer of [Notes] [Certificates] to the public” in relation to any [notes] [certificates] in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Underwritten [Notes] [Certificates] to be offered so as to enable an investor to decide to purchase or subscribe for the offered [notes] [certificates], as the same may be varied in that member state by any measure implementing the Prospectus Directive in that member state and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State; and

(h)

[each confirmation of sale with respect to [Notes] [Certificates] delivered by an Underwriter shall, if such confirmation of sale is not preceded or accompanied by delivery of the Final Prospectus, include a legend to the following effect in compliance with Rule 173:

Rule 173 notice:  This security was sold pursuant to an effective registration statement that is on file with the SEC.  You may request a copy of the final prospectus at www.sec.gov, or by calling [      ].]

7.

Offering Procedures.

(a)

The following terms have the specified meanings for purposes of this Agreement:

(i)

“Contract of Sale” has the same meaning as the term “contract of sale” as used in Rule 159 under the Securities Act.

(ii)

“Derived Information” means any information regarding the [Notes] [Certificates], other than the Issuer Information, disseminated by any Underwriter to a potential investor.

(iii)

“Free Writing Prospectus” means any Preliminary Term Sheet and any other information relating to the [Notes] [Certificates] disseminated by the Depositor or any Underwriter that constitutes a “free writing prospectus” within the meaning of Rule 405 under the Securities Act.

(iv)

“Issuer Information” means the information identified in the related Terms Agreement with respect to a Preliminary Term Sheet.

(v)

“Preliminary Term Sheet” means any preliminary term sheet identified in the related Terms Agreement and attached thereto as an exhibit to such Terms Agreement.

(b)

Neither the Depositor nor any Underwriter will disseminate to any potential investor any information relating to the [Notes] [Certificates] that constitutes a “written communication” within the meaning of Rule 405 under the Securities Act, other than the Preliminary Term Sheet, a Prospectus and, in the case of the Underwriters, Derived Information, unless (i) if an Underwriter seeks to disseminate such information, such Underwriter or the Representative has obtained the prior consent of the Depositor, or (ii) if the Depositor seeks to disseminate such information, the Depositor has obtained the prior consent of the Representative.

An Underwriter may convey Derived Information (x) to a potential investor prior to entering into a Contract of Sale with such investor; provided, however, that such Derived Information shall not be “broadly disseminated” and (y) to an investor after a Contract of Sale provided that the Underwriter has complied with Section 7 in connection with such Contract of Sale.  Each Underwriter shall maintain records of any conveyance of Derived Information to potential or actual investors and shall maintain such records as required by the Regulations.

[Neither the Depositor nor any Underwriter shall disseminate or file with the Commission any information relating to the [Notes] [Certificates] in reliance on Rule 167 or 426 under the Securities Act, and] neither the Depositor nor any Underwriter shall disseminate any Free Writing Prospectus in a manner reasonably designed to lead to its broad unrestricted dissemination within the meaning of Rule 433(d) under the Securities Act.

(c)

[Each Free Writing Prospectus shall bear the applicable legends specified in Exhibit B-1 hereto, and may bear the applicable legends specified in Exhibit B-2 hereto.]  A Free Writing Prospectus shall not include any legend of a type specified in Exhibit B-3 hereto.

8.

Conditions to the Obligations of the Underwriters.  The obligations of the several Underwriters named in any Terms Agreement to purchase and pay for the [Notes][Certificates] of the related Series subject to this Agreement will be subject to the accuracy of the representations and warranties on the part of the Depositor as of the date hereof, the date of the applicable Terms Agreement and the applicable Closing Date, to the accuracy of the statements of the Depositor made pursuant to the provisions hereof, to the performance by the Depositor in all material respects of its obligations hereunder and to the following additional conditions precedent:

(a)

you shall have received letters of Deloitte & Touche LLP or KPMG LLP, dated the date of the applicable Terms Agreement and the Closing Date, in form and substance satisfactory to the Underwriters;

(b)

all actions required to be taken and all filings required to be made by the Depositor under the Securities Act prior to the sale of the [Notes][Certificates] of such Series shall have been duly taken or made; and prior to the applicable Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted, or to the knowledge of the Depositor or any Underwriter, shall be contemplated by the Commission;

(c)

the [Notes][Certificates] subject to this Agreement and offered by means of the Registration Statement shall be rated at the time of issuance in one of the four highest rating categories by a nationally recognized statistical rating organization;

(d)

no Underwriter shall have advised the Depositor that the Registration Statement, any Preliminary Prospectus or the Final Prospectus, or any amendment or supplement to the Final Prospectus, contains an untrue statement of fact that in your opinion is material, or omits to state a fact that in your opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading;

(e)

you shall have received the opinions shown below of McKee Nelson LLP or Dechert LLP, counsel for the Depositor, dated the applicable Closing Date, substantially to the effect that as long as such opinions are applicable to the Series issued pursuant to the related Terms Agreement;

(i)

The Depositor has the corporate power and authority to own its assets and to conduct its business as described in the Base Prospectus and to enter into and perform its obligations under this Agreement, the related Terms Agreement and the related Operative Agreement;

(ii)

Each Operative Agreement has been duly authorized, executed and delivered by the Depositor and is a valid and binding agreement of the Depositor, enforceable against the Depositor in accordance with its terms, except to the extent that (a) enforcement may be limited by applicable bankruptcy,  insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law);

(iii)

The issuance and sale of the [Notes][Certificates] have been duly authorized by all requisite corporate action on the part of the Depositor and the [Notes][Certificates], when duly and validly executed and authenticated in accordance with the terms of the related Operative Agreement and delivered and paid for pursuant to this Agreement, will be duly and validly issued and outstanding, and entitled to the benefits of the related Operative Agreement and enforceable against the Depositor is in accordance with its terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity);

(iv)

This Agreement and the related Terms Agreement have been duly authorized, executed and delivered by the Depositor;

(v)

The execution and delivery by the Depositor of each of this Agreement and each related Operative Agreement, and the performance by the Depositor of its obligations each in accordance with its terms, do not conflict with the certificate of incorporation or by-laws of the Depositor;

(vi)

The [Indenture][Trust Agreement or Pooling and Servicing Agreement, as applicable,] is not required to be qualified under the Trust Indenture Act of 1939, as amended, and the Trust related thereto is not an investment company as such term is defined in the Investment Company Act of 1940, as amended;

(vii)

The Registration Statement has been declared effective under the Securities Act, and, to the best of such counsel’s knowledge, no stop order suspending its effectiveness has been issued and no proceedings for that purpose have been instituted or are pending or threatened by the Commission;

(viii)

The Registration Statement, as of its effective date, any Preliminary Prospectus and the Final Prospectus, as of their respective dates, appeared on their faces to be appropriately responsive in all material respects to the requirements of the Securities Act and the Regulations, except that in each case such counsel need not opine as to the financial statements, schedules and other financial and statistical data included therein or excluded therefrom or the exhibits to the Registration Statement;

(ix)

The information in the Final Prospectus under the captions “Description of the [Notes][Certificates]” and [“The Transfer and Servicing Agreement” and “The Indenture”] [“The Trust Agreement” or “The Pooling and Servicing Agreement,”] to the extent that it constitutes a summary of certain provisions of the [Notes][Certificates] and the [the Transfer and Servicing Agreement and the Indenture] [the Trust Agreement or the Pooling and Servicing Agreement, as applicable], has been reviewed by such counsel and is correct in all material respects; the statements contained under the caption “ERISA Considerations,” insofar as such statements describe certain provisions of federal statutes and regulations, have been reviewed by such counsel, and such statements fairly describe such provisions and regulations; and the statements contained under the caption “Material Federal Income Tax Considerations,” insofar as such statements constitute conclusions of law, are true and correct in all material respects as set forth therein;

(x)

Assuming that any Class of [Notes][Certificates] is rated by a nationally recognized statistical rating organization in one of its two highest rating categories, to the extent specified in the Prospectus Supplement such Class of certificates constitutes “mortgage-related securities” within the meaning of Section 3(a)(41) of the Exchange Act of for so long as they are so rated;

(xi)

[Under existing law, assuming a REMIC election is made and compliance with all provisions of the Trust Agreement or Pooling and Servicing Agreement, as applicable, for federal income tax purposes, each REMIC established pursuant to the Trust Agreement or Pooling and Servicing Agreement, as applicable, will qualify as a REMIC pursuant to section 860D of the Code, the Certificates (other than any Residual Certificates) will be considered to be “regular interests” in the related REMIC within the meaning of the Code, and each Class of Residual Certificates will be considered to be the sole class of “residual interests” in the related REMIC within the meaning of the Code;] and

(xii)

The conditions to the use by the Depositor of a registration statement on Form S-3 under the Securities Act, as set forth in the General Instructions to Form S-3, have been satisfied with respect to the Registration Statement and any Preliminary Prospectus and the Final Prospectus; and, to the best of such counsel’s knowledge, there are no contracts or documents of the Depositor which are required to be filed as exhibits to the Registration Statement pursuant to the Securities Act or the Regulations thereunder that have not been so filed.

In addition, such counsel has participated in conferences with officers and other representatives of the Depositor, your counsel, representatives of the independent accountants for the Trust and you at which, the contents of the Registration Statement, [any Preliminary Prospectus] and the Final Prospectus were discussed and, although such counsel is not passing upon and does not assume responsibility for the factual accuracy completeness or fairness of the statements contained in the Registration Statement or the related Prospectus (except as stated in paragraph (ix) above) and has made no independent check or verification thereof for the purpose of rendering its opinion, on the basis of the foregoing (relying as to materiality to a large extent upon the certificates of officers and other representatives of the Depositor), nothing has come to such counsel’s attention that leads it to believe that the Registration Statement, [any Preliminary Prospectus] or the Final Prospectus at the time such documents were delivered to you contained, or at the date hereof contains, an untrue statement of a material fact or at the time such documents were delivered to you omitted, or at the date hereof omits, to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made not misleading, except that such counsel need express no view with respect to the financial statements, schedules and other financial and statistical data included in the Registration Statement or the related Prospectus.

With respect to the opinions expressed in paragraph (viii) above, such counsel may take such exceptions as are deemed necessary and appropriate by such counsel to deliver such opinion.

(f)

if applicable, you shall have received an opinion of counsel to the [Indenture] Trustee dated the applicable Closing Date and in the form agreed to on or prior to the date of the applicable Terms Agreement;

(g)

if applicable, you shall have received an opinion of counsel to any issuer of any certificate insurance policy, dated the applicable Closing Date, and in the form agreed to on or prior to the date of the applicable Terms Agreement;

(h)

if applicable, you shall have received the opinion of counsel to the Master Servicer, dated as of the applicable Closing Date, in form and substance satisfactory to your counsel, to the effect that:

(i)

the Master Servicer has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and is duly qualified to do business, and is in good standing, as a foreign corporation under the laws of each jurisdiction in which the performance of its duties under the applicable agreement would require such qualification;

(ii)

the execution and delivery by the Master Servicer of the applicable agreement is within the corporate power of the Master Servicer and has been duly authorized by all necessary corporate action on the part of the Master Servicer; and neither the execution and delivery of such instrument, nor the consummation of the transactions provided for therein, nor compliance with the provisions thereof, will conflict with or constitute a breach of, or default under, any contract, indenture, mortgage, loan agreement, note, lease, deed of trust, or other instrument to which the Master Servicer is a party or by which it may be bound, nor will such action result in any violation of the provisions of the charter or bylaws of the Master Servicer or any law, administrative regulation or administrative or court decree;

(iii)

the applicable agreement has been duly and validly authorized, executed and delivered by the Master Servicer and assuming due authorization, execution and delivery by the Depositor and the [Indenture] Trustee and each other party thereto, as applicable, constitutes the valid and binding obligation of the Master Servicer, enforceable in accordance with its terms, subject, as the enforcement of remedies, to (A) applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to creditors’ rights generally as from time to time in effect, (B) to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (C) if applicable with respect to the qualification that certain remedial provisions of the related Operative Agreement, if any, may be unenforceable in whole or in part under the Uniform Commercial Code as presently in effect in the State of New York, but the inclusion of such provisions does not render the other provisions of the related Operative Agreement invalid and such agreement contains adequate remedial provisions for the practical realization of the benefits of the security provided thereby;

(i)

if applicable, you shall have received an opinion of counsel to each Servicer, dated the applicable Closing Date, and in the form agreed to on or prior to the date of the applicable Terms Agreement;

(j)

you shall have received from McKee Nelson LLP or Dechert LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the Registration Statement, any Preliminary Prospectus and the Final Prospectus and other related matters as the Underwriters may require, and the Depositor shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters; and

(k)

you shall have received a certificate or certificates signed by such of the principal executive, financial and accounting officers of the Depositor as you may request, dated the applicable Closing Date, in which such officers, to the best of their knowledge after reasonable investigation, shall state that (i) the representations and warranties of the Depositor in this Agreement are true and correct; (ii) the Depositor has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date; (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated; (iv) subsequent to the respective dates as of which information is given in the Final Prospectus, and except as set forth or contemplated in the Final Prospectus, there has not been any material adverse change in the general affairs, capitalization, financial condition or results of operations of the Depositor; and (v) except as otherwise stated in the Final Prospectus, there are no material actions, suits or proceedings pending before any court or governmental agency, authority or body or, to their knowledge, threatened, which could have a material effect upon the Depositor or upon the transactions contemplated by this Agreement.

The Depositor will furnish you with such copies of such opinions, certificates, letters and documents as you reasonably request.

9.

Indemnification.

(a)

The Depositor will indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or such controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus or the Prospectus or any amendment or supplement to any of them, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter and each such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) the Depositor will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement in or omission or alleged omission made in any such documents (A) with respect to any “modeling assumptions” set forth under the caption “Yield, Prepayment and Weighted Average Life,” the tables regarding assumed mortgage loan characteristics and the tables entitled “Principal Amount Decrement Tables” (collectively, the “Excluded Information”); (B) in reliance upon and in conformity with written information furnished to the Depositor by an Underwriter specifically for use therein or (C) in any Derived Information in any Free Writing Prospectus, except in the case of clause (A) or (C) to the extent that any untrue statement or omission or alleged untrue statement or alleged omission therein results (or is alleged to have resulted) from an error or material omission in the information in either Prospectus for which the Depositor is responsible or concerning the characteristics of the Primary Assets furnished by the Depositor, as applicable, to the Underwriters for use in the preparation of any Excluded Information or any Free Writing Prospectus (any such information, the “Pool Information”), which error was not superseded or corrected by the delivery to the Underwriters of corrected written or electronic information, or for which the Depositor did not provide timely written notice of such error to the Underwriters (any such uncorrected Pool Information, a “Mortgage Pool Error”); and provided further that the Depositor shall not be liable in any such case to the extent that any such loss, claim, expense, damage or liability arises out of or is based upon an omission to include in the Preliminary Prospectus information included in the Final Prospectus.  This indemnity agreement will be in addition to any liability that the Depositor may otherwise have.

(b)

Each Underwriter, severally, and not jointly will indemnify and hold harmless the Depositor, each of its directors, each of its officers who have signed the Registration Statement and each person, if any, who controls the Depositor within the meaning of the Securities Act against any losses, claims, damages or liabilities to which the Depositor or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in (i) Derived Information provided by such Underwriter (except to the extent resulting from a Pool Error) and (ii) the Registration Statement, any Prospectus or any amendment or supplement thereto, or arise out of, or are based upon, the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading, but with respect to clause (b)(ii) above, only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with any Underwriters’ Information; and will reimburse any legal or other expenses reasonably incurred by the Depositor or any such director, officer or controlling person in connection with investigating, preparing to defend or defending any such loss, claim, expense, damage, liability or action as such expenses are incurred.  This indemnity agreement will be in addition to any liability that such Underwriter may otherwise have.

(c)

Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than in this Section.  In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may, jointly with any other indemnifying party similarly notified, elect to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with defense thereof other than reasonable costs of investigation.

(d)

If recovery is not available under the foregoing indemnification provisions of this Section for any reason other than as specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution to liabilities and expenses as set forth in Section 13 of this Agreement, except to the extent that contribution is not permitted under Section 11(f) of the Securities Act.  In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative benefits received by each party from the offering of the [Notes][Certificates] subject to this Agreement (taking into account the portion of the proceeds of the offering realized by each), the parties’ relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate under the circumstances.  The Depositor and the Underwriters agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Underwriters were treated as one entity for such purpose).  No Underwriter or person controlling such Underwriter shall be obligated to make contribution hereunder which in the aggregate exceeds the total public offering price of the [Notes][Certificates] purchased by such Underwriter under this Agreement, less the aggregate amount of any damages which such Underwriter and its controlling persons have otherwise been required to pay in respect of the same claim or any substantially similar claim.  The Underwriters’ obligations to contribute are several in proportion to their respective underwriting obligations and not joint.

10.

Default of Underwriters.  If any Underwriter or Underwriters participating in an offering of [Notes][Certificates] default in their obligations to purchase [Notes][Certificates] hereunder and under the Terms Agreement and the aggregate principal amount of such [Notes][Certificates] which such defaulting Underwriter or Underwriters agreed, but failed, to purchase does not exceed 10% of the total principal amount of the [Notes][Certificates] set forth in such Terms Agreement, you may make arrangements satisfactory to the Depositor for the purchase of such [Notes][Certificates] by other persons, including any of the Underwriters participating in such offering, but if no such arrangements are made within a period agreed to by you and the Depositor after the applicable Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective total commitments hereunder and under such Terms Agreement, to purchase the [Note][Certificate] which such defaulting Underwriters agreed but failed to purchase.  If any Underwriter or Underwriters so default and the aggregate principal amount of [Notes][Certificates] with respect to which such default or defaults occur is more than 10% of the total principal amount of the [Notes][Certificates] set forth in such Terms Agreement and arrangements satisfactory to you and the Depositor for the purchase of such [Notes][Certificates] by other persons are not made within such period agreed to by you and the Depositor after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Depositor, except as provided in Section 12.  As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section.  Nothing herein will relieve a defaulting Underwriter from liability for its default.

11.

Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements by the Depositor or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Underwriters, the Depositor or any of their respective officers or directors or any controlling person, and will survive delivery of and payment for the [Notes][Certificates].

12.

Termination of Agreement.  You, as Representative of the Underwriters named in any Terms Agreement, may also terminate such Terms Agreement, immediately upon notice to the Depositor, at any time at or prior to the applicable Closing Date, (i) if there has been, since the date of such Terms Agreement or since the respective dates as of which information is given in the Registration Statement or Final Prospectus, any change or any development involving a prospective change, in or affecting the condition, financial or otherwise, earnings, affairs or business of the Depositor or the Trust, whether or not arising in the ordinary course of business, which in your judgment would materially impair the market for, or the investment quality of, the [Notes][Certificates], or (ii) if there has occurred any outbreak or escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable to market the [Notes][Certificates] or enforce contracts for the sale of the [Notes][Certificates], or (iii) if trading generally on either the New York Stock Exchange or the American Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either federal, New York or California authorities.  In the event of any such termination, (A) the covenants set forth in Section 5 with respect to any offering of [Notes][Certificates] shall remain in effect so long as the Underwriters own any such [Notes][Certificates] purchased from the Depositor pursuant to the applicable Terms Agreement and (B) the covenants set forth in Section 6, the provisions of Section 7, the indemnity agreement set forth in Section 9, the contribution provisions set forth in Section 13, and the provisions of Sections 16 and 17 shall remain in effect.

If this Agreement is terminated pursuant to Section 10 or if for any other reason the purchase of the [Notes][Certificates] by the Underwriters is not consummated, the Depositor shall remain responsible for the expenses to be paid or reimbursed to them pursuant to Section 5(k), and the obligations of the Depositor and the Underwriters pursuant to Section 9 shall remain in effect.

13.

Contribution.  In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 9 is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Depositor, on the one hand, and the Underwriters, on the other, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Depositor and one or more of the Underwriters, as follows:

(i)

in the case of any losses, claims, damages and liabilities (or actions in respect thereof) which do not arise out of or are not based upon any untrue statement or omission of a material fact in any Derived Information or Free Writing Prospectus (or any amendments or supplements thereof), in such proportion so that the Underwriters are responsible for that portion represented by the difference between the proceeds to the Depositor in respect of the [Notes][Certificates] appearing on the cover page of the Final Prospectus for the related Series and the total proceeds received by the Underwriters from the sale of such [Notes][Certificates] (the “Underwriting Discount”), and the Depositor is responsible for the balance; provided, however, that in no case shall the Underwriters be responsible under this subparagraph (i) for any amount in excess of such Underwriting Discount applicable to the [Notes][Certificates] purchased by the Underwriters pursuant to this Agreement and the related Terms Agreement; and

(ii)

in the case of any losses, claims, damages and liabilities (or actions in respect thereof) which arise out of or are based upon any untrue statement or omission of a material fact in any Derived Information or Free Writing Prospectus (or any amendments or supplements thereof), in such proportion as is appropriate to reflect the relative fault of the Depositor on the one hand and the Underwriter that delivered such materials to prospective investors on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations; provided, however, that in no case shall any Underwriter be responsible under this subparagraph (ii) for any amount in excess of the aggregate purchase price paid by it for the [Notes][Certificates] purchased by it.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact in such Derived Information or Free Writing Prospectus (or any amendments or supplements thereof or such written or electronic materials) results from information prepared by the Depositor on the one hand or such Underwriter on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

Notwithstanding anything to the contrary in this Section, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section, each person who controls any Underwriter within the meaning of either the Securities Act or the Exchange Act shall have the same rights to contribution as such Underwriter, and each person who controls the Depositor within the meaning of either the Securities Act or the Exchange Act, each officer of the Depositor who shall have signed the Registration Statement and each director of the Depositor shall have the same rights to contribution as the Depositor, subject in each case to the immediately preceding sentence of this paragraph (d).

14.

No Fiduciary Duty.  Notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by any Underwriter, the Depositor acknowledges and agrees that in connection with any offering of [Notes][Certificates]: (i) there exists no fiduciary or agency relationship between the Depositor, on the one hand, and the Underwriters, on the other; (ii)  the relationship between the Depositor, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations and the Underwriters are not acting as advisors, expert or otherwise, to the Depositor; (iii) notwithstanding anything in this Agreement to the contrary, you acknowledge that the Underwriters may have financial interests in connection with such offering in addition to the difference between the price to the public and the purchase price paid to you by the Underwriters for the shares and the Underwriters have no obligation to disclose, or account to you for, any of such additional financial interests.  The Depositor hereby waives and releases, to the fullest extent permitted by law, any claims that the Depositor may have against the Underwriters with respect to any breach or alleged breach of fiduciary duty in connection with such offering.

15.

Notices.  All communications hereunder will be in writing and, if sent to the Representative, will be mailed, delivered or telegraphed and confirmed to you at 7th Avenue, New York, New York 10019, or if sent to the Depositor, will be mailed, delivered or telegraphed and confirmed to it at 7th Seventh Avenue, New York, New York 10019; provided, however, that any notice to an Underwriter pursuant to Section 9 will be mailed, delivered or telegraphed to such Underwriter at the address furnished by it.

16.

Successors.  This Agreement and the applicable Terms Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors and controlling persons referred to in Section 11 hereof, and their successors and assigns, and no other person will have any right or obligation hereunder.

17.

Representations of Underwriters.  You may act for the several Underwriters in connection with any offering of [Notes][Certificates], and any action taken by you under this Agreement and any Terms Agreement entered into by you will be binding upon all the Underwriters identified in such Terms Agreement.

18.

Miscellaneous.  THIS AGREEMENT AND EACH TERMS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.  Specified times of day refer to New York City time.  This Agreement and the Terms Agreement may be executed in one or more counterparts, and if executed in one or more counterparts the executed counterparts shall together constitute this Agreement.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon it will become a binding agreement between the Depositor and the several Underwriters in accordance with its terms.  Alternatively, the execution of this Agreement by the Depositor and its acceptance by or on behalf of the Underwriters may be evidenced by an exchange of telegraphic or other written communications.

Very truly yours,

STRUCTURED ASSET SECURITIES

   CORPORATION

as Depositor

By:

Name:

Title:

The foregoing Agreement is

hereby confirmed and accepted

as of the date first above written.

LEHMAN BROTHERS, INC.

acting on behalf of itself and,

if applicable, as the Representative

of the several Underwriters named in

Schedule I to the Terms Agreement

By:

Name:

Title:

EXHIBIT A

STRUCTURED ASSET SECURITIES CORPORATION

MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 20__ - __

TERMS AGREEMENT

______   __, 20____

To:

Structured Asset Securities Corporation, as Depositor under the [Transfer and Servicing] [Trust] [Pooling and Servicing] Agreement dated as of _______  __, 20___ (the “[Transfer and Servicing] [Trust] [Pooling and Servicing] Agreement”).

Re:

Underwriting Agreement Standard Terms dated as of [         ] [   ], 2005 (the “Standard Terms,” and together with this Terms Agreement, the “Agreement”).

Series Designation:  Series 20__-______

Terms of the Series              [Notes][Certificates]:  Structured Asset Securities Corporation, Series ______ Mortgage [Backed Notes][Pass-Through Certificates], Series 200__-__ Class ___, Class ___, Class ___, Class ___, Class ___, Class ___, and Class ___ (the “[Notes][Certificates]”) will evidence, in the aggregate, all of the beneficial ownership interest in a trust (the “Trust [Fund]”).  The Primary Assets (as defined in the Agreement) of the Trust [Fund] on the Closing Date (as defined below) will consist primarily of [[ ] pool[s] of conventional, first [and second] lien, [adjustable] [and] [fixed] rate, fully amortizing[and balloon], residential mortgage loans having a total Scheduled Principal Balance (as defined in the [________] Agreement) as of the Cut-off Date of $____ (the “Mortgage Loans”)].   Only the Class ___, Class ___, Class ___, Class ___ and Class ___ [Notes][Certificates] (collectively, the “Offered [Notes][Certificates]”) are being sold pursuant to the terms hereof.

Registration Statement:  File Number 333-__________.

Ratings: It is a condition of Closing that at the Closing Date the Class ___ and Class ___ [Notes][Certificates] be rated “____” by ______________ (“___”) and “___” by ___________ (“_____”); that  the Class ___ [Notes][Certificates] be rated  “___” by _____________ and  “___” by ___________; that the Class ___ [Notes][Certificates] be rated  “___” by ___________ and “____” by _________; and that the Class _____ [Notes][Certificates] be rated “____” by _____ and “____” by ______.

Terms of Sale of Offered [Notes][Certificates]:  The Depositor agrees to sell to Lehman Brothers Inc. [and _______________________(the “Underwriter (s)”)] and the Underwriter[s] [each] agree[s] [, severally and not jointly,] to purchase from the Depositor the Offered [Notes][Certificates] in the principal amounts and prices set forth [beneath their respective names] on Schedule 1.  The purchase price for each class of the Offered [Notes][Certificates] shall be the applicable Purchase Price Percentage set forth in Schedule 1 [plus accrued interest at the applicable initial interest rate per annum from and including the Cut-off Date up to, but not including, the Closing Date.]

[The Underwriter[s] will offer the Offered [Notes][Certificates] to the public from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale.]

Cut-off Date: ___________________, 20___.

Closing Date: 10:00 A.M., New York time, on or about ______________, 20___.  On the Closing Date, the Depositor will deliver the Offered [Notes][Certificates] to the Underwriters against payment therefor.

Counsel:  [McKee Nelson LLP][Dechert LLP] will act as counsel for the Underwriter.

Closing; Notice Address:  Notwithstanding anything to the contrary in the Standard Terms, the Closing shall take place at the offices of counsel for the Underwriters, [McKee Nelson LLP, 1919 M Street, NW, Suite 800, Washington, DC 20036][Dechert LLP, 30 Rockefeller Plaza, New York, NY 10112].

[Issuer Information:  The information contained in pages [   ] through [   ] of the Preliminary Term Sheet attached hereto as Exhibit [__].]

LEHMAN BROTHERS INC.

By:

Name:

Title:

[                                                             ]

By:

Name:

Title:

Accepted:

STRUCTURED ASSET SECURITIES

   CORPORATION

By:

Name:

Title:

Schedule I

Class	Certificate Rate	Approximate Initial Certificate Principal Amount (1)	Purchase Price Percentage	Approximate Amount Purchased by Lehman Brothers Inc.	Approximate Amount Purchased by [___________] [_________] [___________]
Class		$	%	$	$
Class		$	%	$	$
Class		$	%	$	$
Class		$	%	$	$
Class		$	%	$	$
Total/ Wtd Avg		$	%	$	$

(1) Approximate.

Exhibit [__] to the Terms Agreement

Preliminary Terms Sheet

EXHIBIT B-1

A legend substantially to the following effect must appear on each Free Writing Prospectus:

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may obtain these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-[        ].

[The following additional legends must appear on the Preliminary Term Sheet (including each version thereof), any amendment thereof or supplement thereto:

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes similar information contained in any prior free writing prospectus relating to these securities.

This free writing prospectus does not constitute an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.]

[The following additional legends must appear on any final term sheet (including each version thereof), any amendment thereof or supplement thereto:

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes similar information contained in any prior free writing prospectus relating to these securities.

This free writing prospectus does not constitute an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.]

[The following additional legends must appear on each Free Writing Prospectus that includes Derived Information:

The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure.  Any such assumptions are subject to change.

None of Structured Asset Securities Corporation or any of its affiliates prepared, provided, approved or verified any statistical or numerical information presented in this free writing prospectus, although that information may be based in part on loan level data provided by Structured Asset Securities Corporation or its affiliates.]

EXHIBIT B-2

The following additional legends may appear on the Preliminary Term Sheet (including each version thereof), any amendment thereof or supplement thereto, and any final term sheet:

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

Please click here for a copy of the base prospectus applicable to this offering. [insert link direct to base as posted on a website, or link to an embedded pdf copy of the base prospectus]

The following additional legend, or a similar legend to the following effect, may appear on any Free Writing Prospectus disseminated prior to the time of contract of sale, if reflective of the understanding between the Underwriter and the investor:

The asset-backed securities referred to in these materials are being offered when, as and if issued.  In particular, asset-backed securities and the asset pools backing them are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance.  As a result, you may commit to purchase securities with characteristics that may change materially, and all or a portion of the securities may not be issued with material characteristics described in these materials.  Our obligation to sell securities to you is conditioned on those securities having the material characteristics described in these materials.  If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities you committed to purchase, and there will be no liability between us as a consequence of the non-delivery.  However, unless the class of securities you committed to purchase has been eliminated, we will provide you with revised offering materials and offer you an opportunity to purchase that class, as described in the revised offering materials.  To indicate your interest in purchasing the class you must affirmatively communicate to us your desire to do so within _____ days after receipt of the revised offering materials, but in no event later than the business day before the date the securities are issued.

The following additional legend may appear on any Free Writing Prospectus disseminated prior to time of contract of sale:

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued.  Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities.  You may withdraw your indication of interest at any time.

The following additional legend may appear on any Free Writing Prospectus that includes Derived Information:

The information in this free writing prospectus may reflect parameters, metrics or scenarios specifically requested by you.  If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you in order to make your investment decision.

EXHIBIT B-3

No legend to the following effect, whether or not expressed in different language, may be included in any Free Writing Prospectus:

Any statement that the free writing prospectus will be superseded by the final prospectus.

Any disclaimer of responsibility or liability for, or any disclaimer of the accuracy or completeness of, the content of the free writing prospectus that would not be appropriate for a prospectus or registration statement.  [For example, a disclaimer by any party of the accuracy of information for which that party has statutory liability would not be appropriate.  However, factual statements regarding the role of any party in preparing, providing, approving or verifying any information may be made.]

Any statement requiring investors to read, or acknowledge they have read, any disclaimers or legends, the base prospectus or the registration statement.

Language stating that the free writing prospectus is not a prospectus or an offer to sell (other than such a statement as to jurisdictions in which such offer or sale is not permitted).

Any statement that the free writing prospectus is privileged or confidential, or that its use is otherwise restricted.

Any statement that the free writing prospectus does not contain all material information, or that it will be supplemented by the final prospectus.

Any statement that the free writing prospectus is subject to change without notice.

Any statement that the investment decision should be based on, or may only be made based on, the final prospectus or any other information that is delivered only after the time of the contract for sale of the securities.